Exhibit 5.1

February 20, 2013

Masco Corporation

21001 Van Born Road

Taylor, Michigan 48180

RE: MASCO CORPORATION REGISTRATION STATEMENT ON FORM S-3

Dear Sirs:

I am acting as your counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, (the “Securities Act”), in which this opinion is included as Exhibit 5, registering securities of Masco Corporation (the “Company”), including, (i) shares of common stock, par value $1.00 per share (the “Common Stock”) of the Company; (ii) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”) of the Company; (iii) depositary shares representing Preferred Stock (“Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary agent (the “Depositary Agent”) (iv) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior indenture (the “Senior Indenture”) and a subordinated indenture (the “Subordinated Indenture”), respectively, each between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”); (v) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (vi) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); and (vii) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein. In addition, the Registration Statement also registers an indeterminate number of shares of Common Stock of the Company (the “Conversion Shares”) that may be issued upon conversion of convertible Debt Securities or Preferred Stock or delivered pursuant to the Purchase Contracts.

I or attorneys under my supervision upon whom I am relying have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records, as I have deemed necessary or advisable for the purpose of this opinion.

Based upon the foregoing, I am of the opinion that:

1.	The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware;

2.	The Senior Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company;

3.	The Subordinated Indenture has been duly authorized, and when executed and delivered by the Company will be a valid and binding obligation of the Company;

4.	When the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Senior Indenture or Subordinated Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with such Senior Indenture or Subordinated Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

6.	Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

7.	When the issuance of the Depositary Shares and underlying Preferred Stock have been duly authorized and established in accordance with the Deposit Agreement; and the Receipts duly authorized, executed, authenticated, issued and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement against payment therefor, such Depositary Shares will be legally issued, fully paid and non-assessable and the Receipts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

8.	When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

9.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

10.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

11.	When the issuance of the Conversion Shares issuable upon conversion of convertible Debt Securities or Preferred Stock or deliverable pursuant to the Purchase Contracts has been duly authorized, executed and delivered in accordance with the Registration Statement therefor, such Conversion Shares will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Senior Indenture, the Subordinated Indenture and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. I have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to my name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement.

Very truly yours,

/s/ Gregory D. Wittrock

Gregory D. Wittrock

Vice President, General Counsel and Secretary

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